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[LOGO]

Board of Directors
ThermaCell Technologies, Inc.

    We consent to the use of our report dated January 15, 1997 on the financial statements of ThermaCell Technologies, Inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          CHERRY BEKAERT & HOLLAND L.L.P.

February 17, 1997
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[Letterhead]

Board of Directors
C.F. Darling Paint & Chemicals, Inc.

    We consent to the use of our report dated January 3, 1996 on the financial statements of C.F. Darling Paint & Chemicals, Inc. included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                           /s/ CHERRY BEKAERT & HOLLAND L.L.P.

                                          --------------------------------------

                                             Cherry Bekaert & Holland L.L.P.

May 22, 1996